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                                                                  Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Prospectus Supplement filed pursuant to Rule 424, which supplements the Registration Statement on Form S-3, of our report dated August 29, 2001, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 2001-C, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

/s/ PRICEWATERHOUSECOPPERS LLP
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PricewaterhouseCoopers LLP


Fort North, Texas
September 17, 2001